                                                                 Exhibit 11

                         EQUITABLE OF IOWA COMPANIES
                Consolidated Net Income Per Share Computation

                                          Three Months Ended
                                              March 31
                                      1994                   1993
                                  ____________           ____________
                                       (Dollars in thousands
                                       except per share data)
Primary:

  Net income                      $     20,602           $     20,306
                                  ============           ============

  Average shares outstanding        31,529,538             29,002,258
                                  ============           ============

  Net income per share            $       0.72           $       0.70
                                  ============           ============

Fully diluted:

  Net income                      $     20,602           $     20,306

  Add: Interest on 9% convertible
       installment notes                    --                      5
                                  ____________           ____________

  Total                           $     20,602           $     20,311
                                  ============           ============


  Average shares outstanding        31,529,538             29,002,258


  Add: Net effect of dilutive
       stock options - based
       on the treasury stock
       method using period-end
       market price, if higher
       than average market price       683,182               735,028

       Assumed conversion of 9%
       convertible installment notes        --                39,070
                                  ____________           ___________
       Total                        32,212,720            29,776,356
                                  ============           ===========

  Net income per share            $       0.70           $      0.68
                                  ============           ===========

NOTE: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.
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